As Filed With the Securities and Exchange Commission on July 11, 1997

                                                 Registration No. 333-_____
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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                              _________________________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               American Eco Corporation
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                (Exact name of registrant as specified in its charter)

                                   Ontario, Canada
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            (State or other jurisdiction of incorporation or organization)

                                      52-1742490
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                         (I.R.S. employer identification no.)

                                   11011 Jones Road
                                    Houston, Texas                    77070
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                       (Address of principal executive offices)  (Zip code)


                                1995 Share Option Plan
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                              (Full title of the plans)

                            Michael E. McGinnis, President
                               American Eco Corporation
                                   11011 Jones Road
                                 Houston, Texas 77070
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                       (Name and address of agent for service)

                                    (281) 774-7000
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             Telephone number, including area code, of agent for service

                                       Copy to:
                                 Bruce A. Rich, Esq.
                                  Reid & Priest LLP
                                 40 West 57th Street
                                 New York, NY  10019
                                    (212) 603-6780


                           CALCULATION OF REGISTRATION FEE
       =======================================================================
                                         PROPOSED      PROPOSED
       PROPOSED TITLE                     MAXIMUM       MAXIMUM
             OF                          OFFERING      AGGREGATE    AMOUNT OF
      SECURITIES TO BE   AMOUNT TO BE      PRICE       OFFERING   REGISTRATION
         REGISTERED     REGISTERED(1)  PER SHARE(2)      PRICE         FEE
      ------------------------------------------------------------------------
      Common Shares (3)   1,090,087         $8.00     $8,720,696     $2,642.64
        no par value
      ------------------------------------------------------------------------
      Common Shares (4)      16,300         $1.82        $29,666         $8.99
        no par value
      ------------------------------------------------------------------------
      Common Shares (4)     492,500         $1.86       $916,050       $277.59
        no par value
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      Common Shares (4)      27,500         $2.18        $59,950        $18.17
        no par value
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      Common Shares (4)      20,000         $3.53        $70,600        $21.39
        no par value
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      Common Shares (4)      90,000         $3.35       $301,500        $91.36
        no par value
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

     -------------------------------------------------------------------------
      Common Shares (4)     156,313         $6.00       $937,878       $284.21
        no par value
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      Common Shares (4)      84,000         $3.57       $299,880        $90.87
        no par value
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      Common Shares (4)      20,000         $6.73       $134,600        $40.79
        no par value
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      Common Shares (4)      50,000        $10.12       $506,000       $153.33
        no par value
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      Common Shares (4)      15,000         $7.35       $110,250        $33.41
        no par value
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      Common Shares (4)      25,000         $7.72       $193,000        $58.48
        no par value
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      Common Shares (4)      20,000         $6.64       $132,800        $40.24
        no par value
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      Common Shares (4)     750,000         $6.92     $5,190,000     $1,572.73
        no par value
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      Common Shares (4)     100,000         $7.83       $783,000       $237.27
        no par value
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      Total               2,956,700            -     $18,385,870     $5,571.48
     =========================================================================

               (1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

               (2) Estimated for the sole purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

               (3) Represents shares issuable upon exercise of options to be granted under the 1995 Share Option Plan.

               (4) Represents shares issuable upon exercise of options granted under the 1995 Option Plan.

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

                               AMERICAN ECO CORPORATION


                                1995 SHARE OPTION PLAN


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by American Eco Corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents:

               (a) The Annual Report of the Registrant on Form 10-K for the fiscal year ended November 30, 1996 (Commission File No. 001-10621);

               (b) The Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended February 28, 1997 (Commission File No. 001-10621);

               (c) The Current Report of the Registrant on Form 8-K for an event of March 4, 1997 filed on June 3, 1997
                    (Commission File No. 001-10621);

               (d) The Reports of Foreign Issuer of the Registrant on Form 6-K filed on March 1, 1997, February 1, 1997, January 31, 1997 and December 31, 1996 (Commission File No. 001-10621);

               (e) The Proxy Statement on Schedule 14A, dated April 3, 1997 (Commission File No. 001-10621); and

               (f) The description of the Common Shares of the Registrant contained in the Registration Statement on Form 8-A of the Registrant, filed with the Commission on November 6, 1995 (Commission File No. 001-10621).

               Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this Registration Statement except as so modified or replaced.

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

          ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 136 of the Ontario Business Corporation Act (the "Corporations Act") provides that a corporation may indemnify a director or officer or a former director or officer of that corporation or an entity he served at the request of his corporation, and his heirs and personal representatives, against all costs, charges and expenses, including amounts paid to settle actions or satisfy judgments reasonably incurred by him, in a civil, criminal or administrative action or proceeding to which the person was made a party by reason of being or having been a director or officer, so long as (1) the person acted honestly and in good faith with a view to the best interests of the corporation, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his conduct was lawful. With respect to an action brought by or on behalf of the corporation, the corporation, with court approval, may indemnify the director or officer if he fulfilled the conditions in clauses (1) and (2) above.

               Section 6.02 of the By-laws of the Registrant provides that subject to the limitations in the Corporations Act, every officer and director of the Company and every other person who has undertaken or is about to undertake any liability on the Company or one of its subsidiaries shall be indemnified from any liability and all costs related thereto in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution of the duties of his office, and all other costs that he sustains and incurs in respect of the affairs of the Registrant.

               The Company maintains Directors and Officers Liability insurance for claims up to $5.0 million, subject to customary exclusions and co-insurance.


          ITEM 8.   EXHIBITS.

                         Exhibit No.    Description
                         -----------    -----------

                          5.1*          Opinion of Reid & Priest LLP

                         23.1* Consent of Karlins Fuller Arnold & Klodosky P.C., independent public accountants for the Registrant

                         23.2* Consent of McGladrey & Pullen LLP, independent public accountants for Chempower, Inc.

                         23.3*          Consent of Reid & Priest LLP
                                        (included in Exhibit 5.1)

                         24.1*          Power of Attorney

                         99.1 1995 Share Option Plan (incorporated by reference to the Proxy Statement of the Registrant filed under cover of Form 6-K, dated September 30, 1995)

                         ----------------------

                         *  Filed herewith.

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

          ITEM 9.   UNDERTAKINGS.

                    The undersigned Registrant hereby undertakes:

                    (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                    (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    (c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering;

                    The undersigned Registrant hereby undertakes that, for
               purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                    Insofar as indemnification for liabilities arising
               under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 10th day of July, 1997.

                                   AMERICAN ECO CORPORATION


                                   By:      /s/ David L. Norris
                                      -----------------------------------
                                        David L. Norris,
                                        Senior Vice President and
                                          Chief Financial Officer



               Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title                              Date
     ---------                     -----                              ----

                         *       President, Chief Executive
     -------------------         Officer and Director
     Michael E. McGinnis


     /s/David L. Norris          Chief Financial Officer         July 10, 1997
     ----------------------
     David L. Norris

                         *       Director
     -------------------
     Barry Cracower

                         *       Director
     -------------------
     William A. Dimma

                         *       Director
     -------------------
     Hon. Donald R. Getty

                         *       Director
     -------------------
     John C. Pennie

                         *       Director
     -------------------
     Francis J. Sorg


     *By /s/ David L. Norris   as attorney-in-fact               July 10, 1997
        ---------------------
          David L. Norris

                                  INDEX TO EXHIBITS
                               AMERICAN ECO CORPORATION
                               ------------------------



        Exhibit
          No.       Description
        -------     -----------

           5        Opinion of Reid & Priest LLP

          23.1 Consent of Karlins Fuller Arnold & Klodosky P.C., independent public accountants for the Registrant.

          23.2 Consent of McGladrey & Pullen LLP, independent public accountants for Chempower, Inc.

          23.3      Consent of Reid & Priest LLP (included in Exhibit 5)

          24.1      Power of Attorney



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